Exhibit 13.1

CERTIFICATION FURNISHED PURSUANT TO RULE 13a-14(b) (17 CFR 240.13a-14(b)) OR RULE
15d-14(b) (17 CFR 240.15d-14(b)) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
UNITED STATES CODE (18 U.S.C. 1350), PROMULGATED UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of SCOR, a French company (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 3l, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 29, 2005

/s/ Denis Kessler
Name:	Denis Kessler
Title:	Chairman and Chief Executive Officer (principal executive officer)

     The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. § 1350, is not being filed as part of the Report or as a separate disclosure document and will not be deemed “filed” for purpose of Section 18 of the Securities Exchange that of 1934, as amended, or otherwise subject to the liability of that Section.